Exhibit 99.1

TIME WARNER INC. REPORTS THIRD QUARTER 2005 RESULTS
Board of Directors Increases Stock Repurchase Program to $12.5 Billion
NEW YORK, November 2, 2005 — Time Warner Inc. (NYSE:TWX) today reported financial results for its third quarter ended September 30, 2005. The Company also announced that its Board of Directors has authorized a $7.5 billion increase in the stock repurchase program to a total of $12.5 billion over the next 21 months.
Chairman and Chief Executive Officer Dick Parsons said: “Our solid third-quarter results and expanded stock repurchase program highlight the fundamental operating strength of our businesses and their growing momentum. In short, our Company is strong and getting stronger. Our Board of Directors and management are confident that we’re on the right course to build sustainable long-term value, optimize our capital allocation and leverage, and deliver a highly competitive return for all of our shareholders.
“This quarter’s performance, led by double-digit profit growth at our Cable and Networks businesses, with significant contributions from AOL and Time Inc., keeps us firmly on track to achieve our full-year financial objectives. Especially impressive were Time Warner Cable’s results, driven by strong subscriber trends across its high-speed data, Digital Phone and digital video product lines. In the fourth quarter, we’ll continue to extend the competitive advantages of our cable company and our other businesses to fuel growth in 2006 and beyond.”
In announcing the expanded stock repurchase program, Mr. Parsons said: “In keeping with our commitment to deliver greater value to shareholders, our Board of Directors and management reviewed our existing stock repurchase program and decided to increase it to a total of $12.5 billion. With our strong balance sheet, industry-leading free cash flow and solid earnings, we can expand our stock buyback while still having the resources to invest meaningfully in future growth as well as to pay our regular quarterly cash dividend.”
Company Results
In the quarter, Revenues rose 6% over the same period in 2004 to $10.5 billion, led by growth at the Cable, Networks, Filmed Entertainment and Publishing segments.
Adjusted Operating Income before Depreciation and Amortization climbed 9% to $2.6 billion, reflecting strong double-digit increases at the Networks and Cable segments as well as gains at the AOL and Publishing segments. This growth was offset partly by a decline at the Filmed Entertainment segment due to difficult prior-year comparisons. Operating Income rose 60% to $1.8 billion, due primarily to the absence of the prior-year’s charge to establish legal reserves of $500 million related to the government investigations.
For the first nine months, Cash Provided by Operations was $5.6 billion, and Free Cash Flow totaled $3.3 billion (reflecting a 42% conversion rate of Adjusted Operating Income before Depreciation and Amortization).
As of September 30, Net Debt totaled $12.4 billion, down $3.8 billion from $16.2 billion at the end of 2004.

For the three months ended September 30, 2005, the Company reported Net Income of $897 million, or $0.19 per diluted common share. This compares to Net Income in 2004 of $499 million, or $0.11 per diluted common share.
Diluted Income per Common Share before discontinued operations and cumulative effect of accounting change was $0.19 for the three months ended September 30, compared to $0.10 in last year’s third quarter. The current and prior-year amounts included certain items affecting comparability that are described in detail in the accompanying Consolidated Reported Net Income and Per Share Results section. Such items did not meaningfully affect the current-year’s diluted common share results and decreased the prior-year results by $0.05 per diluted common share.
Stock Repurchase Program Increased to $12.5 Billion
The Board of Directors has authorized a $7.5 billion increase in the stock repurchase program to a total of $12.5 billion over the next 21 months, in keeping with the two-year schedule for the original stock repurchase program announced August 3, 2005.
Purchases for the stock repurchase program may be made from time to time on the open market and in privately negotiated transactions. Size and timing of these purchases will be based on factors including price as well as business and market conditions.
As of October 31, 2005, the Company has repurchased approximately 45 million shares of common stock for approximately $809 million, since announcing the program on August 3, 2005.

Performance of Segments
The schedules below reflect Time Warner’s performance for the three and nine months ended September 30, by line of business (in millions):
Three and Nine Months Ended September 30:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
AOL	$2,041	$2,141	$6,271	$6,509
Cable	2,395	2,121	6,998	6,280
Filmed Entertainment	2,650	2,503	8,300	8,581
Networks	2,398	2,188	7,172	6,761
Publishing	1,377	1,337	4,119	3,927
Intersegment Eliminations	(323)	(355)	(1,095)	(1,078)

Total Revenues	$10,538	$9,935	$31,765	$30,980

Adjusted Operating Income before Depreciation and Amortization (a):
AOL (b)	$481	$450	$1,571	$1,436
Cable	945	824	2,667	2,391
Filmed Entertainment	253	361	882	1,190
Networks (c)	766	635	2,188	2,038
Publishing (d)	288	264	803	783
Corporate (e)	(113)	(115)	(319)	(391)
Intersegment Eliminations	(19)	(27)	(26)	(4)

Total Adjusted Operating Income before Depreciation and Amortization (a)	$2,601	$2,392	$7,766	$7,443

Operating Income:
AOL (b)	$302	$261	$994	$814
Cable	512	438	1,433	1,267
Filmed Entertainment	171	282	636	956
Networks (c)	699	574	1,997	1,859
Publishing (d)	232	203	636	593
Corporate (e)	(126)	(123)	(351)	(423)
Legal reserves (f)	—	(500)	(3,000)	(500)
Intersegment Eliminations	(19)	(27)	(26)	(4)

Total Operating Income	$1,771	$1,108	$2,319	$4,562

(a)	Adjusted Operating Income before Depreciation and Amortization excludes the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, legal reserves related to the government investigations and legal reserves related to securities litigation. Refer to the reconciliations of Adjusted Operating Income before Depreciation and Amortization to Operating Income before Depreciation and Amortization on pages 12 and 13. Operating Income includes these items in their respective periods.

(b)	For the nine months ended September 30, 2005, Adjusted Operating Income before Depreciation and Amortization excludes a noncash goodwill impairment charge of $24 million related to America Online Latin America, Inc., a $5 million gain related to the sale of a building and a $5 million gain related to the 2004 sale of Netscape Security Solutions; for the three and nine months ended September 30, 2004, Adjusted Operating Income before Depreciation and Amortization excluded a $13 million gain on the sale of AOL Japan; for the nine months ended September 30, 2004, it excluded a noncash impairment charge of $10 million related to the sale of a building. Operating Income includes these amounts in their respective periods.

(c)	For the nine months ended September 30, 2004, Adjusted Operating Income before Depreciation and Amortization excluded a loss of approximately $7 million related to the sale of the winter sports teams. Operating Income included this amount in the period.

(d)	For the nine months ended September 30, 2005, Adjusted Operating Income before Depreciation and Amortization excludes an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life Inc., which was previously fully reserved due to concerns about recoverability; for the nine months ended September 30, 2004, it excluded an $8 million gain related to the sale of a building. Operating Income includes these items in their respective periods.

(e)	For the nine months ended September 30, 2004, Adjusted Operating Income before Depreciation and Amortization included $53 million of costs associated with the relocation from the Company’s former corporate headquarters, which included a $14 million reversal in the third quarter of 2004; for the three and nine months ended September 30, 2005, certain costs of approximately $2 million and $5 million, respectively, were reversed, as updated estimates indicated they would no longer be incurred. Operating Income includes these items in their respective periods.

(f)	Amounts represent charges related to the Company’s securities litigation matters and government investigations. For segment reporting purposes in the Company’s financial statements, amounts are reflected in the results of the Corporate segment. For the nine months ended September 30, 2005, amount includes $3.0 billion in charges for legal reserves established in connection with the Company’s securities litigation. For the three and nine months ended September 30, 2004, amounts include $500 million in legal reserves related to the government investigations.

Presented below is a discussion of Time Warner’s segments for the third quarter of 2005. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
AOL (America Online)
Revenues declined 5% ($100 million) to $2.0 billion, reflecting a 28% increase ($71 million) in Advertising revenues, which was more than offset by a 10% decrease ($175 million) in Subscription revenues. Advertising revenues benefited from growth in paid search ($31 million) and Advertising.com ($31 million), which was acquired August 2, 2004. The decrease in Subscription revenues was due primarily to a decline in domestic AOL brand subscribers.
Adjusted Operating Income before Depreciation and Amortization climbed 7% ($31 million) to $481 million, as lower network ($93 million) and marketing costs and higher Advertising revenues more than offset the decrease in domestic Subscription revenues.
Operating Income rose 16% ($41 million) to $302 million, benefiting from the increase in Adjusted Operating Income before Depreciation and Amortization and lower depreciation expense ($22 million), offset in part by the absence of the prior-year’s gain related to the sale of AOL Japan.
Subscriber Update
As of September 30, the AOL service totaled 20.1 million U.S. members, a decline of 678,000 from the prior quarter and 2.6 million from the year-ago quarter. In Europe, the AOL service had 6.1 million members, a decrease of 98,000 from the previous quarter and a decline of 170,000 from last year’s quarter.
CABLE (Time Warner Cable)
Revenues rose 13% ($274 million) to $2.4 billion, driven by a 13% climb ($269 million) in Subscription revenues and a 4% increase in Advertising revenues. Subscription revenues benefited from a 24% increase ($106 million) in high-speed data revenues, significant growth in Digital Phone revenues ($76 million), 16% growth ($27 million) in enhanced digital video service revenues and higher basic cable rates. Average monthly revenue per basic cable subscriber rose 13% to $86, marking the seventh consecutive quarter of double-digit, year-over-year growth.
Operating Income before Depreciation and Amortization grew 15% ($121 million) to $945 million, reflecting higher revenues, offset partially by an increase in video programming costs of 9% ($44 million) and higher general operating expenses. The quarter’s results included a $10 million benefit (reflected in programming costs) related to the resolution of terms with a programming vendor, as well as an $11 million reduction in accrued expense associated with changes in estimates.
Operating Income climbed 17% ($74 million) to $512 million, driven by the increase in Operating Income before Depreciation and Amortization, offset partly by higher depreciation expense ($48 million).
Subscriber Update
As of September 30, Time Warner Cable managed 10.9 million basic video cable subscribers, which included nearly 1.6 million subscribers in unconsolidated joint ventures. Total basic video cable subscribers grew 18,000 during the quarter. Digital video subscribers rose 149,000 over the previous quarter for a total of 5.2 million. This growth represents the largest third-quarter increase since 2002. Digital penetration of basic video cable subscribers reached 48% at the end of the quarter. Digital Video Recorder subscribers climbed 134,000 in the quarter to 1.3 million subscribers, representing 24% of digital video customers.

Residential high-speed data subscribers increased by 234,000 during the quarter for a total of 4.6 million, representing 24% of service-ready homes passed. This is the largest third-quarter net increase since 2002 and marks the third consecutive quarter in which net residential high-speed data subscribers increased by over 200,000. Digital Phone subscribers grew by 240,000 in the quarter for a total of 854,000, representing 5% of eligible homes passed.
FILMED ENTERTAINMENT (Warner Bros. Entertainment & New Line Cinema)
Revenues rose 6% ($147 million) to $2.7 billion, led by the strong domestic theatrical performance of Warner Bros.’ Charlie and the Chocolate Factory and Batman Begins as well as New Line’s Wedding Crashers. Also contributing to the increase were higher television revenues from home video and international sources. This growth was offset partially by the difficult comparison to the prior-year quarter’s international theatrical revenues.
Operating Income before Depreciation and Amortization declined 30% ($108 million), reflecting difficult comparisons to the prior-year quarter’s higher-margin international theatrical contributions from Warner Bros.’ Harry Potter and the Prisoner of Azkaban and Troy as well as increased marketing and distribution expenses this quarter. Also driving the decrease were difficult comparisons to last year’s high-margin contributions from the broadcast network run and syndication of the final season of The Drew Carey Show as well as the television syndication of the final season of Friends. This decline was offset in part by lower theatrical valuation adjustments.
Operating Income decreased 39% ($111 million) to $171 million, due to the decline in Operating Income before Depreciation and Amortization as well as slightly higher depreciation expense.
Highlights
Time Warner’s studios ranked #1 in domestic theatrical box office for the year through October 2, capturing a 21.9% share, with three films each generating more than $200 million in domestic box office receipts to date – Wedding Crashers ($208 million), Charlie and the Chocolate Factory ($206 million) and Batman Begins ($205 million).
For 2005 through September 24, Warner Home Video garnered an industry-leading 19.1% share of home video sales and rentals in the U.S. and ranked #1 in DVD sales. Notable domestic home video releases in the quarter included Warner Bros.’ Million Dollar Baby and Constantine, as well as New Line’s Monster-in-Law.
NETWORKS (Turner Broadcasting, HBO & The WB Network)
Revenues grew 10% ($210 million) to $2.4 billion, reflecting higher Content, Subscription and Advertising revenues. Content revenues climbed 38% ($83 million), driven by HBO’s broadcast syndication sales of Sex and the City and higher international sales of HBO original programming. Subscription revenues rose 5% ($69 million), resulting mainly from higher rates at Turner and HBO and, to a lesser extent, an increase in subscribers at Turner. Advertising revenues were up 8% ($54 million), led by 12% growth at the Turner networks.
Operating Income before Depreciation and Amortization climbed 21% ($131 million) to $766 million. Growth in Subscription and Advertising revenues, as well as contributions from HBO’s broadcast syndication sales of Sex and the City, were offset partially by an increase in original programming expenses at Turner and higher overall general operating expenses.

Operating Income grew 22% ($125 million) to $699 million, reflecting the increase in Operating Income before Depreciation and Amortization, offset partly by higher depreciation expense.
Highlights
Among advertising-supported cable networks, TNT finished the quarter #1 in prime-time delivery of its key audiences – including new records for Persons 2+ and Households – and ranked #1 in total-day delivery among Adults 25-54, another new record. TNT has had 21 consecutive quarters of year-over-year growth in total-day delivery among Adults 18-49. Cartoon Network ranked #1 in prime-time delivery of Kids 2-11. Adult Swim ranked #1 in total-day delivery among Adults 18-34, setting a new record among ad-supported cable networks. CNN’s September news coverage of Hurricane Katrina attracted more than 100 million viewers nationwide.
HBO won 27 Primetime Emmy Awards, the most of any network. The Life and Death of Peter Sellers captured nine awards – more than any other television show – while Deadwood and Warm Springs each garnered five Emmys. Cartoon Network won seven Emmy Awards for its animated series, including Star Wars: Clone Wars, Foster’s Home for Imaginary Friends, The Powerpuff Girls and Samurai Jack.
PUBLISHING (Time Inc.)
Revenues rose 3% ($40 million) to $1.4 billion, benefiting from growth in Content revenue ($13 million), led by Time Warner Book Group, and higher Other revenue ($7 million). Additionally, the growth reflects increases in Subscription revenues ($13 million) and Advertising revenues ($7 million) which were due primarily to the acquisition of Essence and recent magazine launches. Also contributing to Advertising revenue growth was a gain at Real Simple, which was more than offset by lower Advertising revenues from core magazines, driven mostly by declines at certain titles including Sports Illustrated and Time.
Operating Income before Depreciation and Amortization increased 9% ($24 million) to $288 million, benefiting from growth at Synapse, Real Simple and Time Warner Book Group, as well as contributions from Essence, offset partially by lower results at certain core magazines and higher start-up losses.
Operating Income climbed 14% ($29 million) to $232 million, led by higher Operating Income before Depreciation and Amortization as well as lower amortization expense, offset partly by increased depreciation expense.
Highlights
Based on Publishers Information Bureau (PIB) data, Time Inc.’s 2005 industry-leading share of overall domestic advertising through September 30 was 23.1%.
People was recently named Advertising Age’s 2005 Magazine of the Year, with Real Simple ranked second.
Time Warner Book Group added 10 titles to the New York Times bestseller list this quarter. James Patterson’s Lifeguard, Joel Osteen’s Your Best Life Now and Elizabeth Kostova’s The Historian all ranked #1 during the quarter.
Consolidated Reported Net Income and Per Share Results
For the three months ended September 30, 2005, the Company reported Net Income of $897 million, or $0.19 per diluted common share. This compares to Net Income in 2004 of $499 million, or $0.11 per diluted common share.

For the three months ended September 30, 2005, the Company reported Income before Discontinued Operations and Cumulative Effect of Accounting Change of $897 million, or $0.19 per diluted common share. This compares to Income before Discontinued Operations and Cumulative Effect of Accounting Change in 2004 of $494 million, or $0.10 per diluted common share.
Certain pre-tax items in the current-year quarter affected comparability, including a $13 million writedown on the investment in NTV, an $8 million gain on the sale of an investment in Columbia House and $15 million in other net investment gains. Certain items in the prior-year quarter affected comparability, including $500 million in legal reserves related to the government investigations, a pre-tax gain of $13 million related to the sale of AOL Japan and $296 million in pre-tax net investment gains, which includes $188 million and $113 million related to the sales of investments in Google and VIVA, respectively.
In aggregate, these items had the net effect of increasing the current-year’s Income before Discontinued Operations and Cumulative Effect of Accounting Change by $9 million (net of taxes), or no meaningful effect on earnings per diluted common share, and decreasing the prior-year’s Income before Discontinued Operations and Cumulative Effect of Accounting Change by $223 million (net of taxes), or $0.05 per diluted common share. Excluding such items, the increases in Income before Discontinued Operations and Cumulative Effect of Accounting Change and Diluted Income per Common Share before Discontinued Operations and Cumulative Effect of Accounting Change were driven primarily by higher Operating Income and lower net interest expense.
Use of Operating Income before Depreciation and Amortization, Adjusted Operating Income before Depreciation and Amortization and Free Cash Flow
The Company utilizes Operating Income before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using Operating Income before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, legal reserves related to the government investigations, and legal reserves related to securities litigation (referred to herein as Adjusted Operating Income before Depreciation and Amortization). Both Operating Income before Depreciation and Amortization and Adjusted Operating Income before Depreciation and Amortization are considered important indicators of the operational strength of the Company’s businesses. Operating Income before Depreciation and Amortization eliminates the uneven effect across all business segments of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, Adjusted Operating Income before Depreciation and Amortization does not reflect the diminution in value of goodwill and intangible assets or gains and losses on asset sales. Management evaluates the costs of such tangible and intangible assets, the impact of related impairments, as well as asset sales through other financial measures, such as capital expenditures, investment spending and return on capital.
Free Cash Flow is Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation, less cash provided by discontinued operations, capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any. Free Cash Flow is considered to be an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect securities litigation payments, which reduce liquidity.
Operating Income before Depreciation and Amortization, Adjusted Operating Income before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, the

Company’s Operating Income, Net Income and various cash flow measures (e.g., Cash Provided by Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
About Time Warner Inc.
Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.
Information on Business Outlook Release and Earnings Conference Call
Time Warner Inc. issued a separate release today regarding its 2005 full-year business outlook.
The Company’s earnings conference call can be heard live at 8:30 am ET on Wednesday, November 2, 2005. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Corporate Communications	Investor Relations
Edward Adler (212) 484-6630	Jim Burtson (212) 484-8719
Susan Duffy (212) 484-6686	Kelli Turner (212) 484-8269

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 30,	December 31,
	2005	2004
	(millions, except
	per share amounts)
ASSETS
Current assets
Cash and equivalents	$7,959	$6,139
Restricted cash	150	150
Receivables, less allowances of $1.867 and $2.109 billion	5,260	5,512
Inventories	1,720	1,737
Prepaid expenses and other current assets	1,108	920

Total current assets	16,197	14,458

Noncurrent inventories and film costs	4,973	4,415
Investments, including available-for-sale securities	3,538	4,703
Property, plant and equipment, net	13,345	13,094
Intangible assets subject to amortization, net	3,576	3,892
Intangible assets not subject to amortization	39,701	39,656
Goodwill	40,268	39,667
Other assets	3,004	3,273

Total assets	$124,602	$123,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,273	$1,339
Participations payable	2,078	2,580
Royalties and programming costs payable	1,148	1,018
Deferred revenue	1,559	1,653
Debt due within one year	1,646	1,672
Other current liabilities	8,236	6,468
Current liabilities of discontinued operations	43	50

Total current liabilities	15,983	14,780

Long-term debt	18,739	20,703
Deferred income taxes	14,604	14,943
Deferred revenue	706	749
Mandatorily convertible preferred stock	—	1,500
Other liabilities	5,488	4,160
Noncurrent liabilities of discontinued operations	7	38
Minority interests	5,689	5,514

Shareholders’ equity
Series LMCN-V common stock, $0.01 par value, 87.2 and 105.7 million shares outstanding	1	1
Time Warner common stock, $0.01 par value, 4.590 and 4.483 billion shares outstanding	46	45
Paid-in-capital	157,569	156,252
Accumulated other comprehensive income, net	99	106
Accumulated deficit	(94,329)	(95,633)

Total shareholders’ equity	63,386	60,771

Total liabilities and shareholders’ equity	$124,602	$123,158

Note: Certain reclassifications have been made to the prior year’s financial information to conform to the September 30, 2005 presentation.

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(millions, except per share amounts)
Revenues:
Subscription	$5,535	$5,368	$16,645	$16,168
Advertising	1,776	1,646	5,443	4,939
Content	2,938	2,648	8,837	9,002
Other	289	273	840	871

Total revenues	10,538	9,935	31,765	30,980
Costs of revenues	(6,054)	(5,646)	(18,303)	(17,959)
Selling, general and administrative	(2,564)	(2,538)	(7,663)	(7,498)
Amortization of intangible assets	(144)	(156)	(446)	(467)
Legal reserves related to securities litigation and government investigations	—	(500)	(3,000)	(500)
Merger-related and restructuring costs	(5)	—	(28)	2
Asset impairments	—	—	(24)	(10)
Gains on disposal of assets, net	—	13	18	14

Operating income	1,771	1,108	2,319	4,562

Interest expense, net	(282)	(372)	(952)	(1,159)
Other income, net	9	304	1,109	368
Minority interest expense, net	(71)	(54)	(202)	(172)

Income before income taxes, discontinued operations and cumulative effect of accounting change	1,427	986	2,274	3,599
Income tax provision	(530)	(492)	(735)	(1,511)

Income before discontinued operations and cumulative effect of accounting change	897	494	1,539	2,088
Discontinued operations, net of tax	—	5	—	115

Income before cumulative effect of accounting change	897	499	1,539	2,203
Cumulative effect of accounting change, net of tax	—	—	—	34

Net income	$897	$499	$1,539	$2,237

Basic income per common share before discontinued operations and cumulative effect of accounting change	$0.19	$0.11	$0.33	$0.46
Discontinued operations	—	—	—	0.02
Cumulative effect of accounting change	—	—	—	0.01

Basic net income per common share	$0.19	$0.11	$0.33	$0.49

Diluted income per common share before discontinued operations and cumulative effect of accounting change	$0.19	$0.10	$0.33	$0.44
Discontinued operations	—	0.01	—	0.03
Cumulative effect of accounting change	—	—	—	0.01

Diluted net income per common share	$0.19	$0.11	$0.33	$0.48

Average basic common shares	4,683.4	4,573.3	4,652.4	4,561.4

Average diluted common shares	4,723.6	4,713.1	4,722.7	4,708.2

Note: Certain reclassifications have been made to the prior year’s financial information to conform to the September 30, 2005 presentation.

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Nine Months Ended September 30,
(Unaudited)

	2005	2004
	(millions)
OPERATIONS
Net income(a)	$1,539	$2,237
Adjustments for noncash and nonoperating items:
Cumulative effect of accounting change, net of tax	—	(34)
Depreciation and amortization	2,441	2,385
Amortization of film costs	2,060	2,209
Asset impairments	24	10
Gain on investments and other assets, net	(1,081)	(364)
Equity in (income) losses of investee companies, net of cash distributions	(23)	3
Legal reserves related to securities litigation and government investigations	3,000	500
Changes in operating assets and liabilities, net of acquisitions(b)	(2,355)	(1,573)
Adjustments relating to discontinued operations	(8)	15

Cash provided by operations(c)	5,597	5,388

INVESTING ACTIVITIES
Investments and acquisitions, net of cash acquired	(491)	(759)
Capital expenditures and product development costs	(2,259)	(2,021)
Investment proceeds from available-for-sale securities	991	239
Other investment proceeds	414	2,805

Cash provided (used) by investing activities	(1,345)	264

FINANCING ACTIVITIES
Borrowings	1,142	1,273
Debt repayments	(3,043)	(3,222)
Proceeds from exercise of stock options	275	272
Principal payments on capital leases	(94)	(148)
Repurchases of common stock	(485)	—
Dividends paid	(235)	—
Other	8	15

Cash used by financing activities	(2,432)	(1,810)

INCREASE IN CASH AND EQUIVALENTS	1,820	3,842

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	6,139	3,040

CASH AND EQUIVALENTS AT END OF PERIOD	$7,959	$6,882

(a)	Includes net income from discontinued operations of $115 million for the nine months ended September 30, 2004.

(b)	2005 includes a $300 million payment related to the government investigations.

(c)	2005 includes an approximate $36 million use of cash related to changing the fiscal year end of certain international operations from November 30 to December 31.
Note: Certain reclassifications have been made to the prior year’s financial information to conform to the September 30, 2005 presentation.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(millions, unaudited)
Three Months Ended September 30, 2005

	Adjusted		Legal Reserves
	Operating Income/(Loss)		Related To Securities	Gains/(Losses)	Operating Income/(Loss)
	Before Depreciation	Asset	Litigation & Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL	$481	$—	$—	$—	$481
Cable	945	—	—	—	945
Filmed Entertainment	253	—	—	—	253
Networks	766	—	—	—	766
Publishing	288	—	—	—	288
Corporate	(113)	—	—	—	(113)
Intersegment elimination	(19)	—	—	—	(19)

Total	$2,601	$—	$—	$—	$2,601

Three Months Ended September 30, 2004

	Adjusted		Legal Reserves
	Operating Income/(Loss)		Related To Securities	Gains/(Losses)	Operating Income/(Loss)
	Before Depreciation	Asset	Litigation & Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$450	$—	$—	$13	$463
Cable	824	—	—	—	824
Filmed Entertainment	361	—	—	—	361
Networks	635	—	—	—	635
Publishing	264	—	—	—	264
Corporate(b)	(115)	—	(500)	—	(615)
Intersegment elimination	(27)	—	—	—	(27)

Total	$2,392	$—	$(500)	$13	$1,905

(a)	For the three months ended September 30, 2004, Operating Income before Depreciation and Amortization includes a gain of $13 million related to the sale of AOL Japan.

(b)	For the three months ended September 30, 2004, Operating Income before Depreciation and Amortization includes $500 million in legal reserves related to the government investigations.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND
AMORTIZATION TO OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(millions, unaudited)
Nine Months Ended September 30, 2005

	Adjusted		Legal Reserves
	Operating Income/(Loss)		Related To Securities	Gains/(Losses)	Operating Income/(Loss)
	Before Depreciation	Asset	Litigation & Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$1,571	$(24)	$—	$10	$1,557
Cable	2,667	—	—	—	2,667
Filmed Entertainment	882	—	—	—	882
Networks	2,188	—	—	—	2,188
Publishing(b)	803	—	—	8	811
Corporate(c)	(319)	—	(3,000)	—	(3,319)
Intersegment elimination	(26)	—	—	—	(26)

Total	$7,766	$(24)	$(3,000)	$18	$4,760

Nine Months Ended September 30, 2004

	Adjusted		Legal Reserves
	Operating Income/(Loss)		Related To Securities	Gains/(Losses)	Operating Income/(Loss)
	Before Depreciation	Asset	Litigation & Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$1,436	$(10)	$—	$13	$1,439
Cable	2,391	—	—	—	2,391
Filmed Entertainment	1,190	—	—	—	1,190
Networks(d)	2,038	—	—	(7)	2,031
Publishing(b)	783	—	—	8	791
Corporate(c)	(391)	—	(500)	—	(891)
Intersegment elimination	(4)	—	—	—	(4)

Total	$7,443	$(10)	$(500)	$14	$6,947

(a)	For the nine months ended September 30, 2005, Operating Income before Depreciation and Amortization includes a $24 million noncash impairment charge related to goodwill associated with America Online Latin America, Inc. (“AOLA”), an approximate $5 million gain related to the sale of a building and a $5 million gain from the resolution of a previously contingent gain related to the 2004 sale of Netscape Security Solutions. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization includes a $10 million impairment charge related to a building that was held for sale and a gain of $13 million related to the sale of AOL Japan.

(b)	For the nine months ended September 30, 2005, Operating Income before Depreciation and Amortization includes an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life Inc. (“Time Life”), which was previously fully reserved due to concerns about recoverability. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization includes an $8 million gain related to the sale of a building.

(c)	For the nine months ended September 30, 2005, Operating Income (Loss) before Depreciation and Amortization includes $3 billion in legal reserves related to securities litigation. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization includes $500 million in legal reserves related to the government investigations.

(d)	For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization includes an approximate $7 million loss related to the sale of the winter sports teams.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME
(millions, unaudited)
Three Months Ended September 30, 2005

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL	$481	$(136)	$(43)	$302
Cable	945	(415)	(18)	512
Filmed Entertainment	253	(29)	(53)	171
Networks	766	(61)	(6)	699
Publishing	288	(32)	(24)	232
Corporate	(113)	(13)	—	(126)
Intersegment elimination	(19)	—	—	(19)

Total	$2,601	$(686)	$(144)	$1,771

Three Months Ended September 30, 2004

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$463	$(158)	$(44)	$261
Cable	824	(367)	(19)	438
Filmed Entertainment	361	(26)	(53)	282
Networks	635	(55)	(6)	574
Publishing	264	(27)	(34)	203
Corporate(b)	(615)	(8)	—	(623)
Intersegment elimination	(27)	—	—	(27)

Total	$1,905	$(641)	$(156)	$1,108

(a)	For the three months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include a gain of $13 million related to the sale of AOL Japan.

(b)	For the three months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include $500 million in legal reserves related to the government investigations.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME
(millions, unaudited)
Nine Months Ended September 30, 2005

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$1,557	$(426)	$(137)	$994
Cable	2,667	(1,177)	(57)	1,433
Filmed Entertainment	882	(89)	(157)	636
Networks	2,188	(173)	(18)	1,997
Publishing(b)	811	(98)	(77)	636
Corporate(c)	(3,319)	(32)	—	(3,351)
Intersegment elimination	(26)	—	—	(26)

Total	$4,760	$(1,995)	$(446)	$2,319

Nine Months Ended September 30, 2004

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$1,439	$(498)	$(127)	$814
Cable	2,391	(1,068)	(56)	1,267
Filmed Entertainment	1,190	(75)	(159)	956
Networks(d)	2,031	(155)	(17)	1,859
Publishing(b)	791	(90)	(108)	593
Corporate(c)	(891)	(32)	—	(923)
Intersegment elimination	(4)	—	—	(4)

Total	$6,947	$(1,918)	$(467)	$4,562

(a)	For the nine months ended September 30, 2005, Operating Income before Depreciation and Amortization and Operating Income include a $24 million noncash impairment charge related to goodwill associated with AOLA, an approximate $5 million gain related to the sale of a building and a $5 million gain from the resolution of a previously contingent gain related to the 2004 sale of Netscape Security Solutions. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include a $10 million impairment charge related to a building that was held for sale and a gain of $13 million related to the sale of AOL Japan.

(b)	For the nine months ended September 30, 2005, Operating Income before Depreciation and Amortization and Operating Income include an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life, which was previously fully reserved due to concerns about recoverability. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include an $8 million gain related to the sale of a building.

(c)	For the nine months ended September 30, 2005, Operating Income (Loss) before Depreciation and Amortization and Operating Income (Loss) include $3 billion in legal reserves related to securities litigation. For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include $500 million in legal reserves related to the government investigations.

(d)	For the nine months ended September 30, 2004, Operating Income before Depreciation and Amortization and Operating Income include an approximate $7 million loss related to the sale of the winter sports teams.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW
(millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cash provided by operations	$2,134	$2,082	$5,597	$5,388
Less discontinued operations:
Net loss	—	(5)	—	(115)
Other changes	(3)	(5)	8	(15)

Cash provided by continuing operations	2,131	2,072	5,605	5,258
Capital expenditures and product development costs	(811)	(680)	(2,259)	(2,021)
Principal payments on capital leases	(27)	(46)	(94)	(148)

Free Cash Flow(a)	$1,293	$1,346	$3,252	$3,089

(a)	Free Cash Flow is cash provided by operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation, less cash provided by discontinued operations, capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any.